Exhibit 10.2

EXECUTION VERSION

AIRCRAFT SERVICES CORPORATION

February 19, 2015

Arc Terminals Joliet Holdings LLC

c/o Arc Logistics Partners LP

725 Fifth Avenue, 19th Floor

New York, NY 10022

Ladies and Gentlemen:

This letter agreement sets forth the commitment of Aircraft Services Corporation (“Sponsor”), on the terms and subject to the conditions described below, to purchase, or cause the purchase of, the equity of Arc Terminals Joliet Holdings LLC, a Delaware limited liability company (“Buyer”) in connection with the transaction contemplated by that certain Membership Interest Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) and entered into concurrently herewith by and among Buyer and CenterPoint Properties Trust (“Seller”), pursuant to which Buyer has agreed, subject to and in accordance with the terms and conditions thereof, to purchase from Seller all of Seller’s right, title and interest in all of the issued and outstanding limited liability company interests of Joliet Bulk, Barge & Rail LLC, a Delaware limited liability company (the “Company”; and such acquisition, the “Transaction”). Each capitalized term used but not defined in this letter agreement will have the meaning ascribed to it in the Purchase Agreement, except as otherwise provided below.

1. Commitment. In connection with the execution of the Purchase Agreement, Buyer has received separate equity commitment letters, each dated the date hereof (each, a “Co-Sponsor Equity Commitment Letter”), from each of the persons listed on Schedule A, other than the undersigned Sponsor (such persons, collectively, the “Co-Sponsors”), wherein each Co-Sponsor has agreed that at Closing, subject to the terms and conditions set forth in its respective Co-Sponsor Equity Commitment Letter, it will contribute or cause to be contributed to Buyer the amount of equity set forth therein (collectively, the “Co-Sponsor Equity Commitment”), which amount shall be used by Buyer to consummate the Transaction. Sponsor hereby agrees, on the terms and subject to the conditions set forth in this letter agreement, to purchase (or cause the purchase of) at the Closing equity securities of Buyer (the “Buyer Securities”) for an aggregate cash purchase price (in cash in immediately available funds) of not less than the amount set forth next to the Sponsor’s name on Schedule A (the “Commitment”), for the purpose of providing a portion of the cash required to fund a portion of, and together with the Co-Sponsor Equity Commitments, providing all of the cash required to fund, the Purchase Price and to pay the related expenses of Buyer. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate liability of Sponsor hereunder exceed the amount of the Commitment. Sponsor may effect the purchase of the Buyer Securities directly or indirectly through one or more affiliated entities or other co-investors designated by it and may structure the funding of such amounts into Buyer through one or more intermediate entities; however, no such action will reduce the amount of the Commitment or otherwise affect the obligations of Sponsor under this letter agreement. In the event Buyer does not require all of the equity with respect to which Sponsor has made this Commitment in order to consummate the Transaction, the amount to be funded under this letter agreement may be reduced as determined by Sponsor; provided that such reduction does not and will not, directly or indirectly, cause or result in the failure of any condition to the Debt Financing, and no such reduction shall (i) relieve the Sponsor of its obligations under this letter agreement or any Co-Sponsor under such Co-Sponsor’s Co-Sponsor Equity Commitment Letter or (ii) prevent or materially impair or delay the consummation of the Transaction.

2. Conditions. The obligation of Sponsor to fund or cause the funding of the Commitment shall be subject only to (i) the satisfaction, or, to the extent legally permissible, waiver by Buyer, of each of the conditions to Buyer’s obligations to consummate the Transaction set forth in Section 8.1 of the Purchase Agreement (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to their satisfaction at the Closing, or those conditions that are not satisfied in accordance with the terms of the Purchase Agreement), (ii) the Debt Financing (including any Substitute Financing) has been funded in accordance with the terms thereof or will be funded on the date Closing is required to occur pursuant to the Purchase Agreement if the Equity Financing is funded at such date and (iii) the concurrent consummation of the Closing in accordance with the terms of the Purchase Agreement.

3. Enforceability. Subject to the immediately following sentence, this letter agreement may only be enforced by Buyer, and nothing set forth in this letter shall be construed to confer upon or give to Seller or any other Person (including Buyer’s and Seller’s direct and indirect creditors other than, for the avoidance of doubt, Seller as a creditor of Buyer), other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of this letter agreement, or any rights to enforce the Commitment or to cause Buyer to enforce the Commitment. Subject to all terms and conditions of the Purchase Agreement, including Section 11.3 of the Purchase Agreement, Seller is hereby made a third party beneficiary of the rights granted hereby only for the purpose of seeking specific performance of Buyer’s right to cause the Commitment to be funded (solely to the extent that Buyer can enforce the Commitment in accordance with the terms hereof). Any exercise of such third party beneficiary rights are subject to Seller’s prior delivery of written notice to Buyer and Sponsor stating Seller’s unqualified acceptance of, and agreement to comply with, the provisions and limitations of this letter agreement. The exercise by Buyer or Seller of any right to enforce this letter agreement does not give rise to any other remedies, monetary or otherwise. This letter agreement is being entered into by Buyer and Sponsor to induce the Seller to enter into the Purchase Agreement. The Sponsor hereby waives any defense to specific performance that a remedy at law would be adequate or that, absent specific performance, no irreparable harm would be suffered and any requirement under applicable law to post a bond or other security as a prerequisite to obtaining equitable relief.

4. No Modification; Entire Agreement. This letter agreement may not be amended or otherwise modified without the prior written consent of Buyer, Sponsor and Seller. A written release or waiver by a party hereto of any rights hereunder shall be deemed an amendment or modification hereof. This letter agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between Sponsor or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other, with respect to the transactions contemplated hereby.

5. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than those of the State of New York.

(b) EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF NEW YORK STATE OR THE UNITED STATES FEDERAL COURTS SITTING IN NEW YORK COUNTY, STATE OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF NEW YORK STATE OR THE UNITED STATES FEDERAL COURTS SITTING IN NEW YORK COUNTY, STATE OF NEW YORK AND WAIVES ANY CLAIM THAT SUCH SUIT OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT LIABILITY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE DETERMINED SOLELY BY A FINAL AND UNAPPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING (OR A SETTLEMENT TANTAMOUNT THERETO), AND ANY SUCH FINAL AND UNAPPEALABLE JUDGMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT IN ANY JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES OR IN ANY OTHER MANNER PROVIDED IN LAW OR IN EQUITY.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS LETTER AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

6. Counterparts. This letter agreement may be executed in any number of counterparts (including by facsimile or electronic transmission in “portable document format”), and all such counterparts shall together constitute one and the same agreement.

7. Confidentiality. This letter agreement shall be treated as confidential and is being provided to Buyer solely in connection with the Purchase Agreement and may not be used, circulated, quoted or otherwise referred to in any document (other than the Purchase Agreement and the Co-Sponsor Equity Commitment Letters), except with the prior written consent of the Sponsor; provided, however, that (a) this letter agreement shall be provided to Seller (so long as Seller agrees to keep, and agrees to cause its respective Affiliates and Representatives to keep, this letter agreement confidential on terms that are substantially identical to the terms contained in this sentence) and (b) Seller may disclose this letter agreement (i) to its respective Affiliates and Representatives, (ii) to the extent required by law or the applicable rules of any national securities exchange (including, without limitation, a summary description thereof in the documents filed or furnished by Seller with the U.S. Securities and Exchange Commission) or (iii) in connection with any litigation relating to this letter agreement, the Purchase Agreement or the transactions contemplated hereby or thereby.

8. Termination. The obligation of Sponsor to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (a) the consummation of the Transaction, (b) the valid termination of the Purchase Agreement in accordance with its terms, (c) the date that is five (5) Business Days after the Outside Date, provided that, in the event any claim seeking an injunction, specific performance or other equitable remedy against Buyer under Purchase Agreement is then pending, this letter agreement shall not terminate under this clause (c) until any such claim has been resolved in a final non-appealable decision by a court of competent jurisdiction, and (d) Seller or any of its Affiliates or Representatives acting on their behalf assert in any litigation or other legal proceeding or arbitration any claim against Sponsor, any Non-Recourse Party or their respective Affiliates in connection with the Purchase Agreement or any of the transactions contemplated hereby or thereby (other than any claim relating to any breach, or seeking to prevent any breach, of the Confidentiality Agreement or any claim by Seller seeking specific performance against (i) Buyer under the Purchase Agreement or (ii) Sponsor under this letter agreement as contemplated by Section 3 hereof); provided that no claim described in clause (ii) may seek to cause Sponsor to contribute more than the Commitment, and if Seller or any of its Affiliates asserts any such claim, this letter agreement shall terminate in accordance with this Section 8. Upon valid termination of this letter agreement, the Sponsor shall not have any further obligations or liabilities hereunder.

9. No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this letter agreement, Buyer covenants, agrees and acknowledges that no Person other than Sponsor has any liability, obligation or commitment of any nature, known or unknown, whether due or to become due, absolute, contingent or otherwise, hereunder and that, notwithstanding that Sponsor or any of its successors or permitted assigns may be limited partnerships, Buyer has no right of recovery under this letter agreement or under any document or instrument delivered in connection herewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith, against, and no personal liability whatsoever shall attach to, be imposed upon or be incurred by, any former, current or future equity holders, controlling persons, incorporators, directors, officers, employees, advisors, agents, representatives, Affiliates (other than any assignee to which this letter agreement is assigned pursuant Section 13 hereof), members, managers or general or limited partners of Sponsor or any former, current or future stockholder, controlling person, incorporator, director, officer, employee, advisor, general or limited partner, member, manager, Affiliate (other than any assignee to which this letter agreement is assigned pursuant Section 13 hereof), financing source, portfolio company, representative or agent of any of the foregoing and their successors or assigns (collectively, but not including Buyer, each a “Non-Recourse Party”), whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligations of Sponsor or any of its successors or permitted assignees under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligation or their creation.

10. Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this letter agreement.

11. Severability. If any provision of this letter agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Notwithstanding the foregoing, the parties hereto intend that the remedies and limitations thereon contained in this letter agreement, including Section 9, be construed as an integral provision of this letter agreement and that such remedies and limitations shall not be severable in any manner that increases liability or obligations hereunder of any party hereto or of any Non-Recourse Party.

12. Representations and Warranties. Sponsor hereby represents and warrants to Buyer that (a) it is duly organized and validly existing under the laws of its jurisdiction or organization and has all necessary entity power and authority to execute, deliver and perform this letter agreement, (b) the execution, delivery and performance of this letter agreement by it has been duly and validly authorized and approved by all necessary entity action by it, (c) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this letter agreement, (d) all consents, approvals, authorizations and permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this letter agreement by it have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this letter agreement, (e) it has, and as of the Closing Date will have, sufficient financial resources (including liquidity) to perform the obligations required to be performed by it on the Closing Date, (f) this letter agreement does not conflict with or result in any breach, violation or infringement of (with or without notice, the lapse of time or both) any provision of its organizational or governing documents or violate or infringe any Law applicable to Sponsor.

13. Assignment. Sponsor shall be entitled to assign all or a portion of its obligations hereunder to one or more Person(s) that agree to assume Sponsor’s obligations hereunder; provided that Sponsor shall remain obligated to perform its obligations hereunder to the extent not performed by such Person(s). Except as provided above, this letter agreement (including any rights or obligations hereunder) shall not be assignable without the prior written consent of the parties hereto, and any assignment or transfer or purported transfer in violation hereof shall be null and void ab initio.

[Signature pages follow]

Sincerely,

Aircraft Services Corporation

By:	/s/ Tyson Yates
Name:	Tyson Yates
Title:	Vice President

[Signature Page to Equity Commitment Letter from Aircraft Services Corporation]

Agreed to and accepted:

Arc Terminals Joliet Holdings LLC

By:	Arc Terminals Holdings LLC, its sole member

	By:	Arc Logistics LLC, its sole member

		By:	Arc Logistics Partners LP, its sole member

			By:	Arc Logistics GP LLC, its general partner

				By:	/s/ Vincent T. Cubbage
				Name:	Vincent T. Cubbage
				Title:	Chief Executive Officer

[Signature Page to Equity Commitment Letter from Aircraft Services Corporation]

Schedule A

Co-Sponsor	Dollar Commitment
Arc Logistics Partners LP	$129,600,000.00
Aircraft Services Corporation	$86,400,000.00

Schedule A